UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2018

3Power Energy Group, Inc

(Exact name of registrant as specified in its charter)

Nevada	333-103647	98-0393197
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

PO Box 50006 Sh. Rashid Building Sh. Zayed Road Dubai, United Arab Emirates
(Address of principal executive offices)

011 97 14 3210312
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 24, 2018, 3Power Shala Sh.p.k., a company of Shala Energy Plc, which are majority owned by 3Power Energy Group Inc, entered into a Memorandum of Understanding with Sinohydro Corporation Limited, a subsidiary of Power China International Corporation Limited, to provide the required EPC+F (“Engineering, Procurement, Construction plus Finance”) services for the development and construction of 2 Hydro Cascades (Lekaj and Breg Lumi) and 1 Hydro Dam (Vajishti), providing a total of approximately 83.5 MW of exportable electricity (321,465,637 Kw/h). The MOU is subject to satisfactory technical and financial due diligence, The due diligence and pre-engineering work commenced in October 2018. There is, however, no assurance that the debt and equity financing will close and be funded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3POWER ENERGY GROUP INC.

/s/Sharif Rahman
Name:	Sharif Rahman
Title:	Chief Executive Officer and Chief Financial Officer
Principal Executive Officer, Principal Financial and Chief Accounting Officer)

Dated:	November 14, 2018